UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 16, 2005

XYBERNAUT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15086 (Commission File Number)	54-1799851 (I.R.S. Employer Identification Number)

12701 FAIR LAKES CIRCLE, FAIRFAX, VIRGINIA, 22033
(Address of Principal Executive Offices) (Zip Code)

(703) 631-6925
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 16, 2005, Xybernaut Corporation (the “Company”) entered into an employment agreement with Perry Nolen, effective as of April 26, 2005 (the “Agreement”) in connection with the appointment of Mr. Nolen as interim and temporary Chief Executive Officer of the Company for a temporary period during which the Company goes through a reorganization and restructuring. Mr. Nolen has been employed as President of Xybernaut Solutions, Inc., a wholly-owned subsidiary of the Company. The Agreement is effective for so long as the Company has need of an interim Chief Executive Officer and Mr. Nolen is willing to serve in that position.

The Agreement provides for annual salary to Mr. Nolen of $225,000, along with the grant of options to purchase 100,000 shares of the Company’s common stock at an exercise price equal to the closing market price of the shares on April 26, 2005. The options vested on May 16, 2005 when the Agreement was signed.

The Company has the right to terminate Mr. Nolen’s employment under the Agreement without cause at any time upon ten days prior written notice. If the Company elects to terminate Mr. Nolen without cause, he will be entitled to receive an amount equal to three months salary as severance.

The Company may terminate Mr. Nolen’s employment at any time for cause, in which case the Company will only be obligated to pay accrued and unpaid salary and vacation and accrued and unreimbursed business expenses through the date of termination.

If the Company declares bankruptcy or becomes insolvent, Mr. Nolen will be entitled to all payments provided for in the Agreement as if he had been terminated without cause.

The Agreement also provides for the Company to own any inventions, discoveries, concepts and ideas originated or conceived by Mr. Nolen during the term of his employment with the Company. Furthermore, the Agreement includes covenants prohibiting Mr. Nolen from disclosing confidential or proprietary information of the Company. While Mr. Nolen is employed with the Company and for a period of six months after his employment ends, if he voluntarily terminates his employment, or if his employment is terminated by the Company for cause, the Agreement contains provisions that prohibit Mr. Nolen from having any interest in businesses that compete with the Company in the United States, Canada and Europe. Furthermore, while he is employed with the Company, and for a period of one year after he ceases to be employed with the Company, the Agreement prohibits Mr. Nolen from soliciting any Company employee or affiliate, provided that the employee or affiliate is not a member of Mr. Nolen’s family or his administrative assistant.

A copy of the Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1	Employment Agreement, executed as of May 16, 2005 and effective as of April 26, 2005, between Xybernaut Corporation and Perry Nolen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYBERNAUT CORPORATION

	By:	/s/ Bruce C. Hayden

Bruce C. Hayden
Senior Vice President and Chief Financial Officer

Dated: May 20, 2005

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